CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated December 23, 2020, relating to the financial statements and financial highlights of Jackson Square Large-Cap Growth Fund, a series of Managed Portfolio Series, for the year ended October 31, 2020, and to the references to our firm in the Summary of Key Information, Other Matters, and Exhibit C sections.

/s/Cohen & Company, Ltd.
Cohen & Company, Ltd.
Cleveland, Ohio
January 7, 2021